AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               GTS DURATEK, INC.


     GTS DURATEK, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is GTS Duratek, Inc. (hereinafter called the "Corporation"). The previous name of the corporation was Duratek Corporation which was changed to its current name with the filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Secretary of State") on June 4, 1992. The Corporation was originally incorporated under the name NPS Waste Technologies, Inc. and its original Certificate of Incorporation was filed with the Secretary of State on December 8, 1982.

     2. This Amended and Restated Certificate of Incorporation has been duly proposed by resolution of the Board of Directors of the Corporation and has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     FIRST: The name of the Corporation is

                                GTS Duratek, Inc.

     SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of the registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) consisting of Five Million (5,000,000) shares of preferred stock, par value $.01 per share (hereinafter called the "Preferred Stock") and Thirty-Five Million (35,000,000) shares of common stock, par value $.01 per share (hereinafter called the "Common Stock").



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     The Preferred  Stock may be issued from time to time in one or more series.
The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of any or all of the following:

                (a)  The   designation   of  the   series,   which   may  be  by
        distinguishing number, letter or title;

                (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

                (c)  Whether   dividends,   if  any,   shall  be  cumulative  or
        noncumulative, the dividend rate of the series and the dates at which dividends, if any, shall be payable;

                (d) The redemption rights and price or prices, if any, for shares of the series;

                (e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                (f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                (g) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of shares, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates of exchange, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion or exchange may be made;

                (h) Restrictions on the issuance of shares of the same series or of any other class or series and the right, if any, to subscribe for or purchase any securities of the Corporation or any other corporation;

                (i) The voting rights, if any, of the holders of such series, and

                (j) Any other relative, participating, optional or other special power, preferences, rights, qualifications, limitations or restrictions thereof;

all as determined from time to time by the Board of Directors and stated in the resolutions providing for the issuance of such preferred stock (a "Preferred Stock Designation").



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     The  holders of Common  Stock  shall be  entitled to one vote for each such share upon all questions presented to the stockholders. Except as may be provided in this Amended and Restated Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share of on the part of any other person, whether or not the Corporation shall have notice thereof, except expressly provided by applicable laws.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

                (a) Subject to any limitation contained in the bylaws, the Board of Directors may make bylaws, and from time to time may alter, amend, change, add to or repeal any bylaws of the Corporation without the assent or vote of the stockholders of the Corporation.

                (b) The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Section (b) of Article FIFTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                (c) No director of the corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, notwithstanding the foregoing provision, in the event that the General Corporation Law of Delaware is amended or enacted to permit further limitation or elimination of the personal liability of the director, the personal liability of the Corporation's directors shall be limited or eliminated to the fullest extent permitted by the applicable law. Any repeal or modification of this Section (c) of Article FIFTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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                (d) The  books  of the  Corporation  may be  kept at such  place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     SIXTH: No holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of the any unissued stock of the Corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issue of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

     SEVENTH:

                (a) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the bylaws, but in no case shall the number be less than 3 nor more than 15.

                (b) Advance notice of stockholder nominations for the election of directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the bylaws of the Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amend and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the directors and by written consent of the stockholders in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.




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     IN WITNESS WHEREOF,  said GTS DURATEK,  INC. has caused this certificate to be signed by its President as of the 3 day of January, 1995, and attested to by its Assistant Secretary.


                                               GTS DURATEK, INC.


                                               By: /s/Robert E. Prince
                                                   Robert E. Prince, President



Attested:         /s/Diane R. Brown
                  Diane R. Brown, Assistant Secretary


* As amended by a Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April l2, 1996.



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